As filed with the Securities and Exchange Commission on September 30, 1997.
                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                             UNION BANKSHARES, LTD.
             (Exact name of registrant as specified in its charter)
                         ------------------------------

             DELAWARE                                 84-0986148
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
  incorporation or organization)

                              1825 LAWRENCE STREET
                                    SUITE 444
                             DENVER, COLORADO 80202
                                 (303) 298-5352
                    (Address of principal executive offices)

                             UNION BANKSHARES, LTD.
                           PROFIT SHARING 401(K) PLAN
                            (Full title of the plan)
                         ------------------------------

                                 With copies to:
        CHARLES R. HARRISON                          RONALD R. LEVINE, II, ESQ.
      CHIEF EXECUTIVE OFFICER                        DAVIS, GRAHAM & STUBBS LLP
  1825 LAWRENCE STREET, SUITE 444                    370 17TH STREET, SUITE 4700
      DENVER, COLORADO  80202                          DENVER, COLORADO  80202
          (303) 298-5352                                   (303) 892-9400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum         Proposed
                                      Amount to be       offering price      maximum aggregate        Amount of
Title of securities to be registered   registered          per unit(1)       offering price(1)    registration fee

Common Stock, par value $.001       100,000 shares(4)       $26.50             $2,650,000              $804
  per share

Interests in the Union Bankshares, Ltd.
  Profit Sharing 401(k) Plan               (2)                 (3)                  (3)                  (3)


(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), based upon the closing price of the Company's Common Stock on September 25, 1997 as quoted on the NASDAQ National Market System.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Union Bankshares, Ltd. Profit Sharing 401(k) Plan.
(3) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate fee is required to register plan interests.
(4) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Union Bankshares, Ltd. Profit Sharing 401(k) Plan (the "Plan") with the Commission are hereby incorporated in this Registration Statement by reference:

     (a) The Plan's latest annual report on Form 11-K for the fiscal year ended December 31, 1996;

     The following documents filed by the Company with the Commission are hereby incorporated in this Registration Statement by reference:

     (a)  Annual Report on Form 10-KSB for the year ended December 31, 1996;

     (b)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

     (c)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;
          and

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on January 6, 1993 (File No. 0-21078).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.   DESCRIPTION OF SECURITIES.

     Not applicable.

5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Certificate, Bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals August be entitled under the Certificate of Incorporation, the Bylaws, any agreement, insurance policies, vote of stockholders or disinterested directors or otherwise.

     In addition, the Company's Certificate of Incorporation provides that to the fullest extent now or hereafter permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company and its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for liability arising under Section 174 of the Delaware General Corporation Law (relating to the unlawful payment of dividends, and purchase or redemption of the Company's stock), or for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company has purchased a directors and officers insurance policy providing not less than a $3.0 million coverage limit in the aggregate per year.

     The foregoing description of certain provisions of the Company's Certificate of Incorporation and Bylaws is qualified in its entirety by the actual Certificate of Incorporation and Bylaws of the Company filed as exhibits to the Registration Statement on Form S-1 (Registration No. 33-56736), as declared effective on March 9, 1993, and incorporated herein by reference.

7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

8.   EXHIBITS

          4.1  Specimen Stock Certificate/1/

          4.2  Union Bankshares, Ltd. Profit Sharing 401(k) Plan

          4.3  Model Amendment effective January 1, 1993

          4.4  Model Amendment effective January 1, 1994

          4.5  Model Amendments effective December 12, 1994 and January 1, 1995

          4.6  Plan Adoption Agreement dated September 30, 1993

          4.7  First Amendment to Plan Adoption Agreement dated November 10,
               1994

          4.8  Second Amendment to Plan Adoption Agreement dated December 6,
               1996

          4.9  Third Amendment to Plan Adoption Agreement dated January 27, 1997

          4.10 Trust Agreement for the Plan dated September 30, 1993

          5.1 Opinion re Legality. Because the shares will be purchased in the open market and are not original issuance securities, no opinion re legality is required

          5.2 Determination Letter of Internal Revenue Service as to the Qualified Status of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended

          5.3 Opinion of Davis, Graham & Stubbs LLP re ERISA compliance of Amendments to the Plan

          23.1 Consent of Baird, Kurtz & Dobson

          23.2 Consent of McGladrey & Pullen, LLP

--------
/1/ Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-56736), as declared effective on March 9, 1993, and incorporated herein by reference.

          24.1 Power of Attorney

9.   UNDERTAKINGS

     A. The Company hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 August be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 30, 1997.

                                       UNION BANKSHARES, LTD.


                                       By: /s/ Charles R. Harrison*
                                           -------------------------------------
                                           Charles R. Harrison, Chairman of the
                                           Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                            TITLE                                      DATE

/s/ Charles R. Harrison*             Chairman of the Board and                       September 30, 1997
----------------------------------   Chief Executive Officer
Charles R. Harrison                  (Principal Executive Officer)


/s/ Bruce E. Hall                    Vice President, Treasurer and                   September 30, 1997
----------------------------------   Secretary and a Director
Bruce E. Hall                        (Principal Financial and
                                     Accounting Officer)


/s/ Herman J. Zueck*                 President and Director                          September 30, 1997
----------------------------------
Herman J. Zueck


                                     Director
----------------------------------
Wayne T. Biddle



                                      II-5




/s/ Ralph D. Johnson*                Director                                        September 30, 1997
----------------------------------
Ralph D. Johnson


/s/ Richard C. Saunders*             Director                                        September 30, 1997
----------------------------------
Richard C. Saunders


/s/ C. Gale Sellens*                 Director                                        September 30, 1997
----------------------------------
C. Gale Sellens


/s/ Jerrold B. Evans*                Director                                        September 30, 1997
----------------------------------
Jerrold B. Evans


*By: /s/ Bruce E. Hall
    ------------------------------
      Attorney In-Fact


                                  EXHIBIT INDEX
   Exhibit
     No.       Description
--------------------------------------------------------------------------------

     4.2  Union Bankshares, Ltd. Profit Sharing 401(k) Plan

     4.3  Model Amendment effective January 1, 1993

     4.4  Model Amendment effective January 1, 1994

     4.5  Model Amendments effective December 12, 1994 and January 1, 1995

     4.6  Plan Adoption Agreement dated September 30, 1993

     4.7  First Amendment to Plan Adoption Agreement dated November 10, 1994

     4.8  Second Amendment to Plan Adoption Agreement dated December 6, 1996

     4.9  Third Amendment to Plan Adoption Agreement dated January 27, 1997

     4.10 Trust Agreement for the Plan dated September 30, 1993

     5.2 Determination Letter of Internal Revenue Service as to the Qualified Status of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended

     5.3 Opinion of Davis, Graham & Stubbs LLP re ERISA compliance of Amendments to the Plan

     23.1 Consent of Baird, Kurtz & Dobson

     23.2 Consent of McGladrey & Pullen, LLP

     24.1 Power of Attorney


                                      II-7